JUDITH WING
CBD ENERGY
Suite 2 Level 2
53 Cross Street
DOUBLE BAY NSW 2028

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# Certificate of the Registration of a Company

Corporations Act 2001 Paragraph 1274 (2) (b)

This is to certify that

**LONDON SECURITIES LIMITED**

**Australian Company Number 010 966 793**

is taken to be registered as a company under the Corporations Act 2001 in Queensland.

On the nineteenth day of December 1996 the company changed its name to **ASIA PACIFIC INFRASTRUCTURE LIMITED**

On the twenty-eighth day of March 2000 the company changed its name to **CBD ONLINE LIMITED**

On the sixth day of December 2002 the company changed its name to **CBD ENERGY LIMITED**

The company is **limited by shares.**

The company is a **public** company.

The day of commencement of registration is **the eighteenth day of August 1989.**

Issued by the
Australian Securities and Investments Commission
on this eleventh day of March, 2010.

S. Nay

A delegate of the Australian Securities and Investments Commission

CERTIFICATE